EXHIBIT 10.1

                        VOTING AND STOCK OPTION AGREEMENT

         This VOTING AND STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of August 17, 2001 by and between VISX, Incorporated, a Delaware corporation ("Parent"), and Eugene I. Gordon, the undersigned stockholder ("Stockholder") of Medjet Inc., a Delaware corporation (the "Company").

                                   BACKGROUND

         A. Concurrently with the execution of this Agreement, Parent, Orion Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Company have entered into an Agreement and Plan of Merger and Reorganization, dated as of August 17, 2001 (as the same may be amended from time to time, the "Merger Agreement"), which provides, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, for the merger (the "Merger") of Merger Sub with and into the Company. Capitalized terms not otherwise defined herein have the meanings given to such terms in the Merger Agreement.

         B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company, except those shares owned by Parent, will be converted into the right to receive the consideration set forth therein, all upon the terms and subject to the conditions set forth in the Merger Agreement.

         C. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of outstanding common stock of the Company ("Company Common Stock") and the number of vested options and/or warrants to purchase Company Common Stock (the "Stock Options"), as set forth on the Schedule A. The Company Common Stock owned by the Stockholder as of the date hereof, together with any common or preferred stock of the Company acquired by the Stockholder after the date of this Agreement whether upon the exercise of Stock Options or otherwise, are referred to herein as the Stockholder's "Shares." The Stock Options owned by the Stockholder as of the date hereof, together with any Stock Options acquired by the Stockholder after the date of this Agreement (including the vesting of Stock Options unvested as of the date of this Agreement), are referred to herein as the Stockholder's "Total Options." The Shares and the Total Options are referred to herein as the Stockholder's "Securities."

         D. As an inducement and a condition to Parent's execution of the Merger Agreement, the Company and the Stockholder are entering into this Agreement.

         NOW, THEREFORE, in consideration of the execution and delivery by Parent of the Merger Agreement and the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

         1. Voting Agreement. The Stockholder agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (a "Company Stockholders' Meeting"), however called, and at every adjournment or postponement thereof, he, she or it shall:

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                (a) appear at the meeting or otherwise cause his, her or its
Shares to be counted as present thereat for purposes of establishing a quorum;

                (b) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, in favor of the approval and adoption of the Merger Agreement (including any revised or amended Merger Agreement), and any action required in furtherance thereof;

                (c) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, against (i) any agreement or transaction relating to any Takeover Proposal or transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute a Takeover Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Certificate of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock (collectively, "Frustrating Transactions") presented to the Stockholders of the Company (regardless of any recommendation of the Board of Directors of the Company) or in respect of which vote or consent of the Stockholder is requested or sought.

         2. Irrevocable Proxy. As security for the Stockholder's obligations under Section 1, effective immediately upon the removal of legends from, or the lifting of transfer restrictions on, the Stockholder's Shares by the California Department of Corporations, sufficient to allow the transfer of interests in the Shares to Parent pursuant to the Merger and this Agreement (the "Proxy Effective Time"), the Stockholder hereby irrevocably constitutes and appoints Parent as his, her or its attorney and proxy in accordance with Delaware General Corporation Law, with full power of substitution and resubstitution, to cause the Stockholder's Shares to be counted as present at any Company Stockholders Meetings to vote his, her or its Shares at any Company Stockholders' Meeting, however called, and execute consents in respect of his, her or its shares as and to the extent provided in Section 1. THIS PROXY AND POWER OF ATTORNEY UPON ITS EFFECTIVENESS WILL BE IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes all other proxies and powers of attorney with respect to his, her or its Shares that he, she or it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted, in each case to the extent such prior or subsequent proxies or powers of attorney would prevent the Stockholder from complying with such Stockholder's obligations under this Agreement.

         3. Option.

                (a) Subject to the terms and conditions set forth in this Agreement, effective immediately upon the Proxy Effective Time, the Stockholder hereby grants to Parent an irrevocable option (the "Option") to purchase (i) the number of shares of Company Common Stock set forth next to the Stockholder's name on Schedule A hereto (as adjusted as set forth herein) and any other

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shares of Company Common Stock or Company Preferred Stock owned by the
Stockholder beneficially or acquired after the date of this Agreement, at a per share purchase price equal to $2.00 (as adjusted as set forth herein), and (ii) the number of Stock Options set forth next to the Stockholder's name on Schedule A hereto (as adjusted as set forth herein) and any other Stock Options owned by the Stockholder beneficially or acquired after the date of this Agreement, at a per share purchase price equal to the difference between $2.00 and the exercise price per share (if less than $2.00) of each Stock Option (as adjusted as set forth herein), provided that such Stock Options can be transferred to Parent pursuant to the terms of the governing agreements or instruments thereof. The total price to be paid by Parent to the Stockholder for all such Shares and Total Options is herein referred to as the "Purchase Price."

                (b) The Option may be exercised by Parent, in whole (but not in part):
                        (i) if after the date hereof the Merger Agreement shall be terminated pursuant to Section 7.1(e) or Section 7.1(g) of the Merger Agreement; or
                        (ii) if after the date hereof, and prior to the termination of the Merger Agreement, Parent (A) makes, or indicates in writing its willingness to make, sufficient funds available to effect the Merger, and (B) attempts to effect the Merger pursuant to the Merger Agreement and the Delaware General Corporation Law, but is unable to do so for any reason (including but not limited to the failure of the Company to call or hold a Company Stockholders' Meeting).

                (c) In the event that Parent wishes to exercise the Option, it shall send to the Stockholder a written notice (the date of each such notice being herein referred to as a "Notice Date") setting forth its irrevocable election to that effect, which notice also specifies a date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (an "Option Closing Date"); PROVIDED, HOWEVER, that (i) if the closing of a purchase and sale pursuant to the Option (an "Option Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which the restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with the purchase, Parent and the Stockholder shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. Each of Parent and the Stockholder agrees to use commercially reasonable efforts to cooperate with and provide information to the other, for the purpose of any required notice or application for approval. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The place of any Option Closing shall be at the offices of Parent, which address is set forth in the Merger Agreement, and the time of the Option Closing shall be 10:00 a.m. (Pacific Time) on the Option Closing Date.


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                (d) At the Option Closing, Parent shall pay to the Stockholder in immediately available funds by wire transfer to a bank account designated in writing by the Stockholder an amount equal to the Purchase Price; provided, that failure or refusal of the Stockholder to designate a bank account shall not preclude Parent from exercising the Option.

                (e) At the Option Closing, simultaneously with the delivery of immediately available funds as provided above, the Stockholder shall deliver to Parent a certificate or certificates representing its Securities to be purchased at such Option Closing, which Securities shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except as set forth on Schedule B hereto.

                (f) In the event of any change in the Company Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, the type and number of Securities subject to the Option, and the per share purchase price therefor, shall be adjusted appropriately, so that Parent shall receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

                (g) After Parent attempts to exercise the Option, in the event the Stockholder is unable to comply with the provisions of this Section 3 due to any restrictions on transferability placed on the Securities by any governmental authority, the Stockholder will use best efforts to promptly remove such restrictions, and at Parent's request, will place the Securities in escrow and will not attempt to transfer the Securities to any other party pursuant to any agreement to sell, merger or otherwise.

         4. Termination. This Agreement shall terminate upon the earliest of:

                (a) the Effective Time of the Merger;

                (b) the termination of the Merger Agreement for reasons other than those described in Section 4(c) below; and

                (c) 20 days following the termination of the Merger Agreement pursuant to Section 7.1(e) or Section 7.1(g) thereof (except that Section 1 and
Section 2 hereof shall terminate upon termination of the Merger Agreement pursuant to Section 7.1(e) or Section 7.1(g) thereof).

         Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal, and
(y) 5:00 p.m. Pacific Time, on the tenth (10th) business day after such impediment shall have been removed. Notwithstanding the termination of the Option or this Agreement, Parent shall be entitled to purchase the Securities if it has exercised the Option in accordance with the terms hereof prior to such termination and such termination shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

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         5. Representations and Warranties of Parent. Parent represents and warrants to the Stockholder as follows:

                (a) Organization; Due Authorization; Enforceability. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                (b) Authority Relative to this Agreement. Parent has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

         6. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

                (a) Organization; Due Authorization; Enforceability. The Stockholder has full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

                (b) Ownership of Securities; Voting Rights. The Stockholder owns, of record and beneficially, the shares of Company Common Stock and Stock Options set forth opposite the Stockholder's name on Schedule A. The Stockholder has sole voting power with respect to his or her shares of Company Common Stock. Except pursuant to this Agreement or as set forth on Schedule B, the Stockholder's shares of Company Common Stock are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Stockholder is a party restricting or otherwise relating to the voting, dividend rights or disposition of such shares of Company Common Stock. The Company Common Stock are the only equity securities of the Company owned by the Stockholder. The Stockholder does not have any option or other right to acquire any equity securities of the Company other than the Stock Options.

                (c) No Encumbrances. Except as set forth on Schedule B, upon the exercise of the Option and the delivery to Parent by Stockholder of a certificate or certificates, or other similar document, evidencing the Shares and Total Options, Parent will receive good, valid and marketable title to the Shares and Total Options, free and clear of all security interests, liens, claims, pledges,

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options, rights of first refusal, agreements, limitations on Parent's voting rights, charges and other encumbrances of any nature whatsoever (except any security interest created by Parent).

                (d) No Conflicts. Except as set forth on Schedule B, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by the Stockholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of such Stockholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such Stockholder is a party or by which his, her or its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of such Stockholder to perform his, her or its obligations hereunder.

                (e) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

         7. Stockholder Covenants. The Stockholder hereby covenants and agrees as follows:

                (a) The Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of (all of the foregoing, "Sell," "Sold" or "Sale," as the case may be), any of the Securities; PROVIDED, HOWEVER, that Stockholder may transfer any of the Shares to a trust of which there are no beneficiaries other than the parents, spouse or children of Stockholder, or otherwise make transfers for estate planning purposes, so long as the trust and the trustees, or other transferee, thereof, deliver a signed copy of this Agreement to Parent, agreeing to be bound by the restrictions set forth herein.

                (b) The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of new shares of capital stock or Stock Options of the Company acquired by such Stockholder, if any, after the date of this Agreement.

                (c) The Stockholder shall immediately cease any discussions or negotiations with any parties other than Parent that may be ongoing with respect to a Takeover Proposal. While this Agreement is in effect, the Stockholder shall not, directly or indirectly, (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any Acquisition Transaction or Frustrating Transaction, (ii) execute or enter into any Acquisition Agreement with respect to any Alternative Transaction or Frustrating Transaction, or (iii) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any

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information or data to any person or otherwise cooperate in any way with, any
Acquisition Transaction or Frustrating Transaction, except to the extent such discussions or negotiations are participated in by the Stockholder in his or her capacity as a director or officer of the Company in accordance with the terms of the Merger Agreement.

                (d) The Stockholder agrees not to engage in any action or omit to take any action which would have the effect of preventing or disabling Stockholder from delivering its Securities to Parent or otherwise performing its obligations under this Agreement.

         8. Miscellaneous.

                (a) Fees and Expenses. Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

                (b) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

                (d) Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Parent, to:              VISX, Incorporated
                                        3400 Central Expressway
                                        Santa Clara, California 95051-0703
                                        Attention: Chief Financial Officer
                                        Telephone No.: (408) 773-7003
                                        Facsimile No.: (408) 773-7201

         with a copy to:                Wilson Sonsini Goodrich & Rosati, P.C.
                                        650 Page Mill Road
                                        Palo Alto, California 94304
                                        Attention:  John V. Roos, Esq.
                                        Telephone No.:  (650)  493-9300
                                        Facsimile No.:  (650) 493-6811

         If to Stockholder:             To the address for notice set forth on
                                        Schedule A.

         with a copy to:                Kelley Drye & Warren LLP

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                                        101 Park Avenue
                                        New York, NY 10178-0002
                                        Attention:  Jane E. Jablons, Esq.
                                        Telephone No.:  (212) 808-7800
                                        Facsimile No.:  (212) 808-7897

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

                (e) Assignment; Binding Effect; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment without the consent required pursuant to the preceding sentence shall be null and void. Subject to the second preceding sentence, this Agreement (including, without limitation, the obligations of the Stockholder under Section 1 and Section 2 hereof) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, Parent may assign this agreement to one or more of its affiliates.

                (f) Enforcement. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT, SUBJECT TO THE NEXT SENTENCE, THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF SOLELY IN THE COURTS OF THE STATE OF DELAWARE, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR A DELAWARE STATE COURT.

                (g) Severability In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or

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unenforceable, the remainder of  this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                (i) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                (j) Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement.





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         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.


                                        VISX, INCORPORATED


                                        By:   /s/ Derek A. Bertocci
                                           -------------------------------------
                                             Name:    Derek A. Bertocci
                                             Title:   Vice President, Controller


                                        STOCKHOLDER

                                              /s/ Dr. Eugene I. Gordon
                                        ----------------------------------------
                                             Dr. Eugene I. Gordon





             [SIGNATURE PAGE TO VOTING AND STOCK OPTION AGREEMENT]

                                   SCHEDULE A


                                                                STOCK OPTIONS
       STOCKHOLDER                COMPANY COMMON STOCK      (INCLUDING WARRANTS)
---------------------------       --------------------        ------------------
Eugene I. Gordon                       1,596,787                    205,009
c/o Medjet Inc.
1090 King Georges Post Rd.,
Suite 301
Edison, NJ 08837

                                   SCHEDULE B

         Item 1 of Section 2.5 of the Company Schedule to the Merger Agreement, which is incorporated herein by reference, specifies certain encumbrances placed by the California Department of Corporations upon the Company Common Stock owned by Eugene I. Gordon and certain other stockholders of the Company.

















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